RESOLUTION
NO. 100
MUSIC LICENSING, INC.
July 31, 2023

On this date, the directors of Music Licensing, Inc (hereinafter the "Company"), after being notified of this meeting and quorum being established, hereby agree upon the following by unanimous consent:

WHEREAS, the Company agrees that it is in the Company's best interest to increase the current number of authorized shares.

IT IS THEREFORE RESOLVED THAT:

1. The Company shall Change the number of authorized share to 100,000,000,000,000,000 for a total of 100,000,000,000,000,000 authorized shares.
2. The authorized shares shall be Common Stock with all of the rights and privileges traditionally associated with holders of Common Stock.

This Resolution shall be effective immediately and shall be kept in within the books and records of the Company.

Signed:

____
Jake Noch, CEO

____
Vito Roppo

____
James Chillemi

____
Rodrigo Di Federico

____
Paul Ring

Dropbox Sign | Audit trail

Title	Please review & Sign if you agree
File name	Resoltion - Incre...orized Shares.pdf
Document ID	fa274782c56c45ca3f2111c30d33967bf99cee32
Audit trail date format	MM / DD / YYYY
Status	● Signed

Document History

SENT	**07 / 28 / 2023** 22:12:14 UTC	Sent for signature to Jake P. Noch (jake@promusicrights.com), Vito Roppo, Esq. (vito@fightforme.com), James R. Chillemi, Esq. (james@fightforme.com), Paul Ring (bungalosoldier@gmail.com) and Rodrigo Di Federico (rodrigo@promusicrights.com) from jake@promusicrights.com IP: 98.58.47.147
VIEWED	**07 / 28 / 2023** 22:12:19 UTC	Viewed by Jake P. Noch (jake@promusicrights.com) IP: 98.58.47.147
SIGNED	**07 / 28 / 2023** 22:14:16 UTC	Signed by Jake P. Noch (jake@promusicrights.com) IP: 98.58.47.147
VIEWED	**07 / 28 / 2023** 22:17:37 UTC	Viewed by Paul Ring (bungalosoldier@gmail.com) IP: 98.149.144.20

Title	Please review & Sign if you agree
File name	Resoltion - Incre...orized Shares.pdf
Document ID	fa274782c56c45ca3f2111c30d33967bf99cee32
Audit trail date format	MM / DD / YYYY
Status	● Signed

Document History

SIGNED	**07 / 28 / 2023** 22:18:06 UTC	Signed by Paul Ring (bungalosoldier@gmail.com) IP: 98.149.144.20
VIEWED	**07 / 28 / 2023** 22:18:29 UTC	Viewed by Rodrigo Di Federico (rodrigo@promusicrights.com) IP: 177.190.77.12
SIGNED	**07 / 28 / 2023** 22:20:35 UTC	Signed by Rodrigo Di Federico (rodrigo@promusicrights.com) IP: 177.190.77.12
VIEWED	**07 / 29 / 2023** 00:05:06 UTC	Viewed by Vito Roppo, Esq. (vito@fightforme.com) IP: 107.77.236.7
SIGNED	**07 / 29 / 2023** 00:19:09 UTC	Signed by Vito Roppo, Esq. (vito@fightforme.com) IP: 107.77.236.7
VIEWED	**07 / 31 / 2023** 12:40:09 UTC	Viewed by James R. Chillemi, Esq. (james@fightforme.com) IP: 73.156.191.251

Title	Please review & Sign if you agree
File name	Resoltion - Incre...orized Shares.pdf
Document ID	fa274782c56c45ca3f2111c30d33967bf99cee32
Audit trail date format	MM / DD / YYYY
Status	● Signed

Document History

SIGNED	**07 / 31 / 2023** 12:40:43 UTC	Signed by James R. Chillemi, Esq. (james@fightforme.com) IP: 73.156.191.251
COMPLETED	**07 / 31 / 2023** 12:40:43 UTC	The document has been completed.